EXHIBIT 16

                              CHISHOLM & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A Professional Corporation


         P.O. Box 540216                             Office (801) 292-8756
         North Salt Lake, Utah 84054-0216            FAX (801) 292-8809


August 9, 2002

Securities and Exchange Commission
Washington, DC 20549

Re: AngelCiti Entertainment, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in AngelCiti Entertainment, Inc.'s 8-K dated August 9, 2002, and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,


/s/Chisholm & Associates
---------------------------
Chisholm & Associates, CPAs
North Salt Lake, Utah



            A MEMBER OF THE AICPA, UACPA AND THE SEC PRACTISE SECTION